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                            EMPLOYMENT AGREEMENT


    THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is dated as of April 30, 1996, between International Logistics Limited, a Delaware corporation (the "COMPANY"), and Roger E. Payton (the "EXECUTIVE").

    1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

    2.   TERM.  The employment of the Executive by the Company as provided in
Section 1 will commence on the date hereof and terminate at 12:01 a.m. on April 30, 2000 (the "EXPIRATION DATE") unless sooner terminated as hereinafter provided (such period, the "EMPLOYMENT PERIOD"). No later than November 30, 1999, the Company shall provide the Executive with written notice as to whether
(a) the Company intends to renew the Agreement (including proposed terms for such renewal which the Executive may accept, reject or negotiate, at his discretion), or (b) the Agreement will be terminated at the conclusion of the Employment Period.

    3.   POSITION, DUTIES AND RESPONSIBILITIES.

         (a) POSITION. The Executive hereby agrees to serve as Chief Executive Officer of the Company and a member of the Board of Directors of the Company (the "BOARD"). The Executive shall devote his best efforts and his full business time and attention to the performance of services to the Company in his capacity as an officer thereof and in such other executive capacity as may reasonably be requested by the Board. The Company shall retain full direction and control of the means and methods by which the Executive performs the above services. The Company recognizes that the Executive is subject to non-competition agreement dated as of December 19, 1995, by and between the Executive and NFC, plc. (the "NON-COMPETITION AGREEMENT") and that the Executive may notify the Company from time to time that he cannot provide certain services which conflict with the terms of the Non-Competition Agreement.

         (b) PLACE OF EMPLOYMENT. During the term of this Agreement, the Executive shall perform the services required by this Agreement by spending
(i) at least four (4) days per week at the Company's principal place or places of business or at such other location(s) as may be prescribed by the Company (the "OFFICE LOCATION") and (ii) at least one (1) day per week at such other location (E.G., his home office) as the Executive and the Company shall mutually determine (the "NON-OFFICE LOCATION"); PROVIDED, HOWEVER, that the Company may from time to time require the Executive to travel temporarily to other locations on the Company's business. Any and all costs and expense related to the performance of service by the Executive at the Non-Office Location (including, without limitation, travel to and from the Non-Office Location and related out-of-pocket expenses and equipment for the Non-Office Location) shall be borne solely by the Executive and shall not be paid or reimbursed by the Company. The Company shall reimburse the Executive for business- related telephone (including fax) charges incurred by the Executive at the Non-Office Location.

         (c) OTHER ACTIVITIES. Except with the prior written approval of the Board (which the Board may grant or withhold in its sole and absolute discretion), the Executive, during the Employment Period, will not (i) accept any other employment, (ii) serve on the board of directors or

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similar body of any other business entity, or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to, that of the Company or any of its affiliates.

    4.   COMPENSATION AND RELATED MATTERS.

         (a) SALARY. During the Employment Period, the Company shall pay the Executive a salary of not less than $315,000 per year, to be paid consistent with the standard payroll practices of The Bekins Company, a Delaware company and a wholly-owned subsidiary of the Company ("TBC") (E.G., timing of payments and standard employee deductions, such as income tax withholdings, social security, etc., shall be substantially similar to those of TBC). The Board shall review the Executive's performance and salary annually upon each anniversary of the Effective Date and may increase Executive's salary if it deems an increase appropriate in its sole and absolute discretion.

         (b) BUSINESS EXPENSES. The Company shall reimburse the Executive in connection with the conduct of the Company's business upon presentation of sufficient evidence of such expenditures consistent with TBC's policies as in place from time to time (and subject to the limitations set forth herein).

         (c) OTHER BENEFITS. The Executive shall be entitled to participate in or receive such health, welfare, life insurance (which shall currently entail, among other things, (i) a $750,000 term life insurance policy, and
(ii) a $2,000,000 accidental death policy), long-term disability insurance (which shall currently entail, among other things, annual benefits in the amount of 60% of the Executive's annual salary), bonus plan and similar benefits as TBC provides generally from time to time to its executives. The Company acknowledges that within a reasonable time following the execution of this Agreement, TBC intends to institute a non-qualified pension plan to offset reductions for high compensation individuals due to statutory limits and discriminatory testing applicable to qualified pension plans (the "Non-Qualified Plan"). Except with respect to TBC's obligations with respect to the Non-Qualified Plan, nothing herein is intended, or shall be construed to require the Company or TBC to institute or continue any, or any particular, plan or benefits.

         (d) BONUS. The Executive shall be entitled to receive additional bonus compensation at the sole and absolute discretion of the Board, if and when approved by the Board.

         (e) AUTOMOBILE. The Company shall provide the Executive with an annual automobile allowance of $12,000 payable in equal installments consistent with the standard payroll practice of TBC.

         (f) RELOCATION. The Company shall relocate the Executive pursuant to the terms of that certain Prudential Resources Management Relocation Agreement dated as of March 29, 1996 by and between William E. Simon & Sons, LLC or its assigns ("WESS") and Prudential Residential Services, Limited Partnership ("PRUDENTIAL"), that certain letter dated April 19, 1996 from WESS to Prudential and that certain memorandum dated April 29, 1996 from the Executive to WESS (each of which is attached hereto as Exhibit A, and all of which are collectively referred to herein as the "RELOCATION AGREEMENTS") and shall reimburse the Executive for (i) reasonable and customary closing costs paid by the Executive in connection with the purchase of a new principal residence, and (ii) all reasonable expenses related to the physical relocation of the Executive's family and possessions.

         (g) VACATION. The Executive shall be entitled to twenty vacation days in each calendar year. The Executive will be entitled to all Company holidays.

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         (h)  ADDITIONAL LIFE INSURANCE.  The Company shall assume payment of the premium presently in effect on the Executive's $257,030 New England
Mutual Life Insurance Company life insurance policy, dated September 3, 1991, Policy #8670595, the proceeds of which shall be paid to the Executive's beneficiaries in the event of the Executive's death.

         (i) ALLOCATIONS OF MANAGEMENT EQUITY. The Company contemplates that it may, from time to time at the sole and absolute discretion of the Board, issue additional equity in the Company in order to fund future acquisitions. In such event, the Company currently contemplates that it will issue warrants for common stock in the Company, upon such terms and conditions as the Board may determine at such time, for up to 10% (on a fully-diluted basis) of common stock of the Company issued and issuable in connection with such acquisition for certain employees, executive officers and directors of the Company pursuant to any stock option plan approved by the Board. The Executive may, at the sole and absolute discretion of the Board, be entitled to participate in any issuance of such warrants.

    5. TERMINATION. The Executive's employment hereunder may be terminated under the following circumstances:

         (a) DEATH. The Executive's employment hereunder shall terminate upon his death.

         (b) DISABILITY. This Agreement shall terminate if the Executive has been unable to perform his duties under this Agreement for more than 120 days during any 180-day period as a result of any physical or mental disability or infirmity, as determined in the opinion of a competent physician selected by the Board.

         (c) CAUSE. The Company may terminate the Executive's employment hereunder for "CAUSE." Cause shall mean (i) the Executive's material breach of any of the terms of this Agreement, (ii) his conviction of a crime involving moral turpitude or constituting a felony under the laws of any state, the District of Columbia or of the United States, or (iii) his misconduct in the performance of his duties hereunder, including without limitation, his failure or refusal to carry out any proper direction by the Board with respect to the services to be rendered by him hereunder or his habitual neglect of his duties as an officer of the Company, which misconduct or neglect, if capable of cure in the Board's sole and absolute discretion, shall continue after receipt of written notice from the Company.

         (d) EMPLOYMENT-AT-WILL/TERMINATION FOR ANY REASON. The Executive hereby agrees that the Company may dismiss him under this Section 5 without regard (i) to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or
(ii) to any statements made to the Executive, whether made orally or contained in any document, pertaining to the Executive's relationship with the Company. Notwithstanding anything to the contrary contained herein, including Section 2, the Executive's employment with the Company is not for any specified term and may be terminated by the Company at any time, for any reason, with or without cause, without liability except with respect to the payments provided for by Section 6.

         (e) VOLUNTARY RESIGNATION. The Executive may voluntarily resign his position and terminate his employment with the Company at any time by delivery of a written notice of resignation to the Company (the "NOTICE OF RESIGNATION"). The Notice of Resignation shall set forth the date such resignation shall become effective (the "DATE OF RESIGNATION"), which date shall, in any event, be no more than thirty (30) days from the date the Notice of Resignation is delivered to the Company.

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         (f)  CONSTRUCTIVE DISCHARGE.  The Executive may regard his employment as being constructively terminated by the Company and may resign his position by delivery of a Notice of Resignation as described in Section 5(e) above if there has been a substantial diminution in the Executive's duties and responsibilities with the Company as directed by the Board since the date of this Agreement (a "CONSTRUCTIVE DISCHARGE").

         (g) NOTICE. Any termination of the Executive's employment by the Company shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         (h) "DATE OF TERMINATION" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in Section 5(b), above, (iii) if the Executive's employment is terminated pursuant to subsection (c) above, or without cause by the Company, the date specified in the Notice of Termination, and (iv) if the Executive resigns, the Date of Resignation.

         (i)  TERMINATION OBLIGATIONS.

              (i) The Executive hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by the Executive in the course of or incident to his employment belongs to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "PERSONAL PROPERTY" includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, the Executive will not retain any written or other tangible material containing any proprietary information of the Company; PROVIDED, HOWEVER, that in the event of any contractual dispute under this Agreement, the Executive may retain, subject to the conditions of Section 7(a) below, copies of such materials necessary to defend his position until such time as the dispute has been resolved.

              (ii) Upon termination of the Employment Period, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any affiliate.

              (iii) The representations and warranties contained herein and the Executive's obligations under Sections 5(i), 7, 8, 9 and 15 shall survive termination of the Employment Period and the expiration of this Agreement.



    6.   COMPENSATION UPON TERMINATION OR DURING DISABILITY.

         (a) DEATH. If the Executive's employment shall be terminated pursuant to Section 5(a), the Company shall pay the estate of the Executive his salary through the Date of Termination. In addition, the Company shall keep in force existing health insurance covering the Executive's dependents for a period of one (1) year from Date of Termination on the basis in effect at the date of

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the termination of the Executive's employment, subject to the Company's right to amend, modify or terminate any such plan. After the one (1) year period described in the preceding sentence, the Executive's dependents shall also be entitled to any continuation of coverage rights under any applicable law.

         (b) DISABILITY. During any period that the Executive fails to perform his duties hereunder as a result of disability due to physical or mental illness, the Executive shall continue to receive his salary until his employment is terminated pursuant to Section 5(b) hereof, provided that payments so made to the Executive during the first 120 days of the disability shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under any disability benefit plan of the Company. In addition, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of one (1) year from the Date of Termination on the basis in effect at the date of the termination of the Executive's employment, subject to the Company's right to amend, modify or terminate any such plan. After the one (1) year period described in the preceding sentence, the Executive and his dependents shall also be entitled to any continuation of coverage rights under any applicable law.

         (c) CAUSE. If the Executive's employment shall be terminated for Cause pursuant to Section 5(c) hereof, the Company shall pay the Executive his salary through the Date of Termination. The Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights to the extent required by any applicable law.

         (d) OTHER TERMINATIONS BY THE COMPANY. If the Company shall terminate the Executive's employment without Cause pursuant to Section 5(d) hereof or if there has been a Constructive Discharge pursuant to Section 5(f) hereof, the Company shall pay the Executive the salary payable to the Executive pursuant to and in accordance with Section 4(a) hereof for the lesser of a period of two (2) years from the Date of Termination or the remaining term hereunder; PROVIDED, HOWEVER, that in no event shall the Executive receive less than one (1) year's such salary. The Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights to the extent required by any applicable law.

         (e) VOLUNTARY RESIGNATION. If the Executive terminates his employment with the Company pursuant to Section 5(e) hereof, the Company shall pay the Executive the salary payable to the Executive pursuant to and in accordance with the provisions of Section 4(a) hereof through the Date of Resignation. The Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights to the extent required by any applicable law.

         (f) EXPIRATION OF TERM. If the Agreement has not been renewed on or before the Expiration Date and the Executive's employment with the Company terminates pursuant to the terms of the Agreement at the Expiration Date, the Company shall pay the Executive the salary payable to the Executive pursuant to and in accordance with Section 4(a) hereof for a period of one year from the Expiration Date.


    7.   CONFIDENTIALITY AND NON-SOLICITATION COVENANTS.

         (a)  CONFIDENTIALITY.  In addition to the agreements set forth in
Section 5(i), the Executive hereby agrees that the Executive will not, during or after the Employment Period, directly or indirectly, disclose or make available to any person, firm, corporation, association or other entity for

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any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon termination of his employment with the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; PROVIDED, HOWEVER, that the Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity or (iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term "CONFIDENTIAL INFORMATION" means: information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to customer lists of the Company and its affiliates.

         (b) NON-SOLICITATION. In addition, the Executive hereby agrees that during the Employment Period or any period of time for which salary is obligated to be paid to the Executive pursuant to and in accordance with the terms of
Section 6 (any such period referred to herein as the "SEVERANCE PERIOD"), the Executive will not, either on his own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, (i) endeavor, directly or indirectly, to solicit, the manufacture or sale of goods or provision of services to any person, firm or corporation which, at any time during the Employment Period has been or is a customer of or in the habit of dealing with the Company in its business, (ii) endeavor directly or indirectly to canvas or solicit in competition with the Company or to interfere with the supply of orders for goods or services from or by any person, firm or corporation which during the Employment Period has been or is a supplier of goods or services to Company or (iii) directly or indirectly solicit or attempt to solicit away from Company any of its officers or employees or offer employment to any person who, on or during the 6 months immediately preceding the date of such solicitation or offer, is or was an officer or employee of Company.

    8. COVENANT NOT TO COMPETE. The Executive agrees that during the Employment Period and any Severance Period, he will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, any profit or non-profit business or organization which, directly or indirectly, competes with, or in way interferes with, the business of the Company or any of its affiliates in any part of the United States.

    9. INJUNCTIVE RELIEF AND ENFORCEMENT. In the event of breach by the Executive of the terms of Sections 5(i)(i), 7 or 8, the Company shall be entitled to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Sections 5(i)(i), 7 or 8 and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. The Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of Sections 5(i)(i), 7 or 8 may be inadequate. In addition, in the event the agreements set forth in Sections 5(i)(i), 7 or 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent

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in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

    10. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered when transmitted by telecopy with receipt confirmed, or one day after delivery to an overnight air courier guaranteeing next day delivery, addressed as follows:

    If to the Executive:          Roger E. Payton
                                  6108 South Lone Peak Drive
                                  Evergreen, Colorado 80439

    If to the Company:            International Logistics Limited
                                  c/o William E. Simon & Sons, LLC
                                  310 South Street
                                         Morristown, New Jersey 07962
                                  Attention:  Michael B. Lenard

    With a copy to:               Latham & Watkins
                                  633 West Fifth Street
                                         Suite 4000
                                  Los Angeles, California 90071-2007
                                  Attention:  Paul D. Tosetti, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

    11. SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; PROVIDED, HOWEVER, that if any one or more of the terms contained in Sections 5(i), 7 or 8 hereto shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall not be deleted but shall be reformed and constructed in a manner to enable it to be enforced to the extent compatible with applicable law.

    12. ASSIGNMENT. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

    13. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    14. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

    15. CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Illinois (without reference to the choice of law provisions of Illinois law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to

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those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

    16. LIMITATION ON LIABILITIES. If the Executive is awarded any damages as compensation for any breach or action related to this Agreement, a breach of any covenant contained in this Agreement (whether express or implied by either law or fact), or any other cause of action based in whole or in part on any breach of any provision of this Agreement, such damages shall be limited to contractual damages and shall exclude (i) punitive damages, and (ii) consequential and/or incidental damages (E.G., lost profits and other indirect or speculative damages). The maximum amount of damages that the Executive may recover for any reason shall be the amount equal to all amounts (including the value of any benefits) owed (but not yet paid) to the Executive pursuant to this Agreement through its natural term or through any Severance Period.

    17. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board of Directors of the Company.

    18.  THE EXECUTIVE'S ACKNOWLEDGMENT.   The Executive acknowledges (a) that
he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

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         IN WITNESS WHEREOF, the parties have executed this Employment
Agreement as of the date and year first above written.

                                            INTERNATIONAL LOGISTICS LIMITED

                                             /s/ Michael B. Lenard
                                            -----------------------------------
                                            Name:   Michael B. Lenard
                                            Title:  President


                                            EXECUTIVE

                                             /s/ Roger E. Payton
                                            -----------------------------------
                                                 Roger E. Payton

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EXHIBIT A TO EMPLOYMENT AGREEMENT


                                RELOCATION AGREEMENTS


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